Exhibit 99.1

For Immediate Release

Selectica Names Enterprise Software Veteran as Vice President and General Manager

Michael Shaw to Head Sales Configuration Business Unit

San Jose, Calif. – January 14, 2008 – Selectica (NASDAQ: SLTC), a leading provider of enterprise contract lifecycle management and sales configuration solutions, today announced that Michael Shaw has been named Vice President and General Manager of Selectica’s Sales Configuration Business Unit.

Mr. Shaw comes to Selectica with over 25 years experience in the enterprise software industry. His most recent position within the software industry was serving as Vice President, Sales-Strategic Accounts for Trilogy Software, Inc. In this position he was responsible for sales strategy and execution at approximately 40 top-tier accounts including IBM, Sun, Ford, Land’s End, Nissan, and HP. Prior to Trilogy, from 1997 through 2001, he held various senior sales management positions within Siebel Systems, Inc. Mr. Shaw has also held senior sales and general management positions with J.D. Edwards & Company, Inc., Computron Software, Inc., and Oracle Corporation. He began his software sales and sales management career at Management Sciences America (MSA) in 1980.

Mr. Shaw has an MBA from the Graduate School of Business at the University of Chicago and a B.A. from Denison University.

About Selectica, Inc.

Selectica (NasdaqGM:SLTC - News) provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Fireman’s Fund Insurance Company, Hitachi, International Paper, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.

Contact: Tony Rossi, Financial Relations Board for Selectica

213-486-6545, trossi@financialrelationsboard.com

Forward Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica’s and its customers’ expectations, beliefs, hopes, intentions or strategies regarding the future and expectations regarding performance improvements or increases in sales attributable to Selectica’s existing and new products. All forward-looking statements included in this release are based upon information available to Selectica as of the date hereof, and Selectica assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, (i) market and customer acceptance of new products of Selectica, including the on-demand contract management and sales execution products and the applications developed with business partners, (ii) the success of the ongoing restructuring of Selectica’s operations, (iii) the conclusions resulting from the independent review of the Company’s past stock option granting practices, (iv) the Company’s inability to file periodic reports in accordance with the Securities Exchange Act of 1934, (v) the inability of the Company to avoid delisting from The Nasdaq Stock Market due to non-compliance with Marketplace rules, (vi) potential regulatory inquiries and litigation relating to the review of past stock granting practices and any related restatement of the Company’s financial statements and (vii) other factors and risks discussed in Selectica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and in other reports filed by Selectica with the Securities and Exchange Commission.